1 Hinge’s European expansion markets are: France, Germany, Austria, Switzerland, Denmark, Finland, Sweden, Norway, Spain, Italy,
Netherlands, and Belgium.
2 Source: Sensor Tower. Combined downloads across Apple App Store and Google Play Store. Among all dating apps as defined by Match
Group.

Exhibit 99.1
Match Group Announces Second Quarter Results
Tinder Y/Y DAU and MAU Trends Improve as Turnaround Gains Momentum
Hinge Grew Revenue 22% Y/Y as International Expansion Continues
LOS ANGELES, August 4, 2026 - Match Group (NASDAQ: MTCH) today announced financial results for the second quarter ended June 30, 2026, reflecting continued progress in its product-led turnaround. In Q2, the company delivered revenue in line with expectations and exceeded Adjusted
EBITDA expectations, while improving user engagement at Tinder and delivering strong global user and revenue growth at Hinge.
At Tinder, product improvements continued to translate into stronger engagement and user trends.
Sparks and Sparks Coverage were broadly stable versus Q1, year-over-year (“Y/Y”) DAU declines narrowed to 4% in Q2, the best result in 10 quarters, and Y/Y MAU declines improved across each of
Tinder’s top five revenue countries and among women. Trends have further strengthened in July, supported by ongoing improvements to recommendation algorithms and product innovation. In Q2,
Hinge grew overall revenue 22% Y/Y, with global MAU up 13% Y/Y, and entered six new European countries and four additional countries in Latin America. Hinge also grew revenue 86% Y/Y across its
European expansion markets1, while maintaining the number one downloaded2 position in aggregate across those markets in Q2.
“Tinder finally looks and feels like the app young daters want to use. We have improved our recommendation algorithms, strengthened Trust and Safety, introduced new ways to connect with features like Double Date and Music Mode, and completed Tinder’s first full rebrand in nearly a decade, and these changes are driving meaningful gains in metrics like DAU and retention to date.
The next step is winning back singles who’ve drifted away, and reaching those who’ve never tried
Tinder at all. In-person Events, now live in the U.S. and Europe, are an important part of that strategy,”
said CEO Spencer Rascoff. “Meanwhile, Hinge is expanding rapidly in new countries and has become a global leader in the intentional dating category, and E&E is more streamlined and focused than ever, with sharper priorities centered on user outcomes and continued product innovation. Match Group is having a great 2026, positioning us well for 2027.”
3 As defined on page 10 of this press release.

Match Group Q2 2026 Financial Highlights
•Total Revenue of $853 million was down 1% Y/Y, down 2% on a foreign exchange (“FX”)
neutral basis (“FXN”), with a 6% Y/Y increase in RPP to $21.13, and a 6% Y/Y decline in
Payers to 13.3 million.
•Net Income of $171 million increased 36% Y/Y, representing a Net Income Margin of 20%.
•Adjusted EBITDA of $331 million increased 14% Y/Y, representing an Adjusted EBITDA
Margin of 39%.
•Operating Cash Flow and Free Cash Flow were $564 million and $527 million, respectively, year-to-date through June 30, 2026.
•Repurchased 7.3 million of our shares at an average price of $34 per share for a total of $245 million, paid $91 million in dividends, and deployed $92 million of cash toward the net settlement of employee equity awards to reduce dilution, equating to 81% of Free Cash Flow year-to-date through June 30, 2026.
•Diluted shares outstanding3 were 237 million as of July 31, 2026, a decrease of 12 million shares, or 5%, since July 31, 2025.
The following table summarizes total company consolidated financial results for the three months ended June 30, 2026 and 2025.

	Three Months Ended June 30,
(Dollars in millions, except RPP, Payers in thousands)	2026	2025	Y/Y Change
Total Revenue	$853	$864	(1)%
Direct Revenue	$840	$845	(1)%
Net income attributable to Match Group, Inc. shareholders	$171	$125	36%
Net Income Margin	20%	15%
Adjusted EBITDA	$331	$290	14%
Adjusted EBITDA Margin	39%	34%
Payers	13,250	14,093	(6)%
RPP	$21.13	$20.00	6%

Other Quarterly Highlights:
•Tinder's product-led turnaround continued to build momentum in Q2. Sparks and Sparks
Coverage were broadly stable versus Q1, both globally and among women, and through July have moved substantially higher Y/Y following updates to its recommendation algorithms.
•Tinder Events, a new feature that lets users discover and attend local activities together, expanded into nine additional U.S. and European cities, with plans to reach 26 cities around the world by the end of September. During its pilot in Los Angeles, 71% of eligible active users ages 18-24 engaged with the in-app Events tab, demonstrating especially strong adoption among Gen Z users.
•Hinge is still expected to reach $1 billion in revenue in 2027, driven by continued
product innovation, international expansion, and monetization gains. In mid-July, Hinge launched Friend's Take, a new feature that brings friends and family into the dating experience.
•E&E, which now includes Azar and Pairs and stands for “Everyone Everywhere,” has completed all major platform migrations. E&E brands are benefiting from shared Match
Group capabilities, including Trust and Safety, recommendation algorithms, cross-sell, centralized marketing, consumer research, and more.
A webcast of our second quarter 2026 results will be available at https://ir.mtch.com, along with our
Prepared Remarks and Supplemental Financial Materials. The webcast will begin today, August 4,
2026, at 5:00 PM Eastern Time. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
Financial Outlook
For Q3 2026, Match Group expects:
•Total Revenue of $885 to $895 million, down 2% to 3% Y/Y.
•Adjusted EBITDA of $330 to $335 million, representing a Y/Y increase of 10% at the mid-point of the range.
•Adjusted EBITDA Margin of 37% at the mid-points of the ranges.
Dividend Declaration
Match Group's Board of Directors has declared a cash dividend of $0.20 per share of the company's common stock. The dividend is payable on October 20, 2026 to shareholders of record as of October
5, 2026.
4 Leverage is calculated utilizing the non-GAAP measure Adjusted EBITDA as the denominator. For a reconciliation of the non-GAAP measure for each period presented, see page 8.

Financial Results
Consolidated Operating Costs and Expenses

	Three Months Ended June 30,
(Dollars in thousands)	2026	% of Revenue	2025	% of Revenue	Y/Y Change
Cost of revenue	$204,262	24%	$241,938	28%	(16)%
Selling and marketing expense	158,253	19%	148,254	17%	7%
General and administrative expense	106,468	12%	136,555	16%	(22)%
Product development expense	114,816	13%	114,511	13%	—%
Depreciation	15,325	2%	18,061	2%	(15)%
Amortization of intangibles	8,531	1%	10,498	1%	(19)%
Total operating costs and expenses	$607,655	71%	$669,817	78%	(9)%
Liquidity and Capital Resources
During the six months ended June 30, 2026, we generated operating cash flow of $564 million and
Free Cash Flow of $527 million.
During the quarter ended June 30, 2026, we repurchased 5.3 million shares of our common stock for
$185 million at an average price of $34.92. Between July 1 and July 31, 2026, we repurchased an additional 0.4 million shares of our common stock for $16 million at an average price of $38. As of July
31, 2026, $697 million in aggregate value of shares of Match Group stock remains available under our share repurchase program.
As of June 30, 2026, we had $0.6 billion in cash, cash equivalents, and short-term investments and
$3.6 billion of long-term debt, inclusive of current maturities, all of which is fixed rate debt, including
$0.6 billion of Exchangeable Senior Notes.
In June 2026, we used $424 million of cash on hand to repay the outstanding 0.875% exchangeable senior notes due 2026 (the “2026 Exchangeable Notes”) at their maturity. Our $500 million revolving credit facility was undrawn as of June 30, 2026. Match Group’s trailing twelve-month leverage4 as of
June 30, 2026 was 2.7x on a gross basis and 2.2x on a net basis.
On July 21, 2026, we paid a dividend of $0.20 per share to holders of record on July 7, 2026. The total cash payout was $46 million.

GAAP Financial Statements
Consolidated Statement of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In thousands, except per share data)
Revenue	$853,105	$863,738	$1,717,039	$1,694,916
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	204,262	241,938	414,918	478,846
Selling and marketing expense	158,253	148,254	321,283	305,350
General and administrative expense	106,468	136,555	195,596	248,075
Product development expense	114,816	114,511	231,621	235,365
Depreciation	15,325	18,061	29,457	39,790
Impairments and amortization of intangibles	8,531	10,498	42,298	20,976
Total operating costs and expenses	607,655	669,817	1,235,173	1,328,402
Operating income	245,450	193,921	481,866	366,514
Interest expense	(42,381)	(32,160)	(84,906)	(67,416)
Other income (expense), net	11,579	(4,056)	18,219	(1,440)
Income before income taxes	214,648	157,705	415,179	297,658
Income tax provision	(44,102)	(32,227)	(77,788)	(54,609)
Net income	170,546	125,478	337,391	243,049
Net income attributable to noncontrolling interests	—	—	(8)	(1)
Net income attributable to Match Group, Inc. shareholders	$170,546	$125,478	$337,383	$243,048

Net earnings per share attributable to Match Group, Inc. shareholders:
Basic	$0.73	$0.51	$1.45	$0.98
Diluted	$0.70	$0.49	$1.37	$0.93

Basic shares outstanding	232,504	244,370	232,970	247,731
Diluted shares outstanding	247,757	263,773	249,620	267,832

Stock-based compensation expense by function:
Cost of revenue	$1,379	$1,715	$2,846	$3,550
Selling and marketing expense	2,726	3,124	5,334	5,866
General and administrative expense	22,968	25,736	42,730	52,742
Product development expense	34,948	36,892	69,678	75,703
Total stock-based compensation expense	$62,021	$67,467	$120,588	$137,861

Consolidated Balance Sheet

	June 30, 2026	December 31, 2025

	(In thousands)
ASSETS
Cash and cash equivalents	$580,580	$1,027,838
Short-term investments	3,228	3,461
Accounts receivable, net	279,307	303,495
Other current assets	89,111	92,500
Total current assets	952,226	1,427,294

Property and equipment, net	146,255	131,159
Goodwill	2,335,189	2,339,350
Intangible assets, net	152,985	192,929
Deferred income taxes	180,442	216,057
Other non-current assets	266,818	154,022
TOTAL ASSETS	$4,033,915	$4,460,811

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current maturities of long-term debt, net	$—	$423,580
Accounts payable	26,609	9,577
Deferred revenue	152,738	151,337
Accrued expenses and other current liabilities	373,025	422,051
Total current liabilities	552,372	1,006,545

Long-term debt, net of current maturities	3,551,878	3,549,099
Income taxes payable	48,806	43,522
Deferred income taxes	1,552	10,732
Other long-term liabilities	116,362	104,309

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	305	300
Additional paid-in capital	8,663,665	8,721,015
Retained deficit	(5,628,924)	(5,966,307)
Accumulated other comprehensive loss	(441,337)	(422,620)
Treasury stock	(2,830,764)	(2,585,892)
Total Match Group, Inc. shareholders’ equity	(237,055)	(253,504)
Noncontrolling interests	—	108
Total shareholders’ equity	(237,055)	(253,396)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,033,915	$4,460,811

Consolidated Statement of Cash Flows

	Six Months Ended June 30,
	2026	2025

	(In thousands)
Cash flows from operating activities:
Net income	$337,391	$243,049
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	120,588	137,861
Depreciation	29,457	39,790
Impairments and amortization of intangibles	42,298	20,976
Deferred income taxes	26,726	(7,908)
Other adjustments, net	(1,985)	15,721
Changes in assets and liabilities
Accounts receivable	22,487	(12,739)
Other assets	12,570	32,304
Accounts payable and other liabilities	(47,425)	(19,438)
Income taxes payable and receivable	20,060	(6,071)
Deferred revenue	2,032	(6,586)
Net cash provided by operating activities	564,199	436,959
Cash flows from investing activities:
Capital expenditures	(37,698)	(28,297)
Purchases of investments	(112,000)	—
Other, net	12	(25,976)
Net cash used in investing activities	(149,686)	(54,273)
Cash flows from financing activities:
Principal payments on Term Loan	—	(425,000)
Payments to settle exchangeable notes	(423,854)	—
Proceeds from issuance of common stock pursuant to stock-based awards and employee stock purchase plan	3,157	3,598
Withholding taxes paid on behalf of employees on net settled stock-based awards	(92,489)	(89,921)
Dividends	(90,929)	(94,968)
Purchases of treasury stock	(245,400)	(419,676)
Purchase of noncontrolling interests	(232)	(84)
Other, net	(6,010)	(6,225)
Net cash used in financing activities	(855,757)	(1,032,276)
Total cash used	(441,244)	(649,590)
Effect of exchange rate changes on cash and cash equivalents	(6,014)	18,840
Net decrease in cash and cash equivalents	(447,258)	(630,750)
Cash and cash equivalents at beginning of period	1,027,838	965,993
Cash and cash equivalents at end of period	$580,580	$335,243

Reconciliations of GAAP to Non-GAAP Measures
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(Dollars in thousands)
Net income attributable to Match Group, Inc. shareholders	$170,546	$125,478	$337,383	$243,048
Add back:
Net income attributable to noncontrolling interests	—	—	8	1
Income tax provision	44,102	32,227	77,788	54,609
Other (income) expense, net	(11,579)	4,056	(18,219)	1,440
Interest expense	42,381	32,160	84,906	67,416
Stock-based compensation expense	62,021	67,467	120,588	137,861
Depreciation	15,325	18,061	29,457	39,790
Impairments and amortization of intangibles	8,531	10,498	42,298	20,976
Adjusted EBITDA	$331,327	$289,947	$674,209	$565,141

Revenue	$853,105	$863,738	$1,717,039	$1,694,916
Net Income Margin	20%	15%	20%	14%
Adjusted EBITDA Margin	39%	34%	39%	33%
Reconciliation of Net Income to Adjusted EBITDA used in Leverage Ratios

Twelve months ended June 30, 2026
(In thousands)
Net income attributable to Match Group, Inc. shareholders	$707,781
Add back:
Net income attributable to noncontrolling interests	22
Income tax provision	155,721
Other income, net	(40,684)
Interest expense	165,041
Stock-based compensation expense	240,929
Depreciation	56,779
Impairments and amortization of intangibles	59,870
Adjusted EBITDA	$1,345,459
Reconciliation of Operating Cash Flow to Free Cash Flow

Six months ended June 30, 2026

(In thousands)
Net cash provided by operating activities	$564,199
Capital expenditures	(37,698)
Free Cash Flow	$526,501

Reconciliation of Forecasted Net Income to Forecasted Adjusted EBITDA

Three Months Ended September 30, 2026
(In millions)
Net income attributable to Match Group, Inc. shareholders	$175 to $180
Add back:
Income tax provision	41
Other income, net	(5)
Interest expense	42
Stock-based compensation expense	58
Depreciation and amortization of intangibles	19
Adjusted EBITDA	$330 to $335

Revenue	$885 to $895
Net Income Margin (at the mid-point of the ranges)	20%
Adjusted EBITDA Margin (at the mid-point of the ranges)	37%
Reconciliation of GAAP Revenue to Non-GAAP Revenue, Excluding Foreign Exchange
Effects

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	$ Change	% Change	2025	2026	$ Change	% Change	2025

	(Dollars in millions, rounding differences may occur)
Total Revenue, as reported	$853.1	$(10.6)	(1)%	$863.7	$1,717.0	$22.1	1%	$1,694.9
Foreign exchange effects	(6.6)				(38.2)
Total Revenue, excluding foreign exchange effects	$846.5	$(17.2)	(2)%	$863.7	$1,678.8	$(16.1)	(1)%	$1,694.9

Dilutive Securities
Match Group has various tranches of dilutive securities. The table below details these securities and their potentially dilutive impact (shares in millions; rounding differences may occur).

	Average Exercise Price	7/31/2026
Share Price		$39.41
Absolute Shares		229.6

Equity Awards
Options	$20.79	0.1
RSUs and subsidiary denominated equity awards		7.7
Total Dilution - Equity Awards		7.8
Outstanding Warrants
Warrants expiring on September 15, 2026 (5.0 million outstanding)	$129.39	—
Warrants expiring on April 15, 2030 (7.1 million outstanding)	$129.45	—
Total Dilution - Outstanding Warrants		—

Total Dilution		7.8
% Dilution		3.3%
Total Diluted Shares Outstanding		237.3
______________________
The dilutive securities presentation above is calculated using the methods and assumptions described below; these are different from GAAP dilution, which is calculated based on the treasury stock method.
Options — The table above assumes the options are settled net of the option exercise price and employee withholding taxes, as is our practice, and the dilutive effect is presented as the net shares that would be issued upon exercise. Withholding taxes paid by the Company on behalf of the employees upon exercise is estimated to be
$2.8 million, assuming the stock price in the table above and a 50% estimated employee withholding tax rate.
RSUs and subsidiary denominated equity awards — The table above assumes RSUs are settled net of employee withholding taxes, as is our practice, and the dilutive effect is presented as the net number of shares that would be issued upon vesting. Withholding taxes paid by the Company on behalf of the employees upon vesting is estimated to be $302.9 million, assuming the stock price in the table above and a 50% withholding rate.
All market-based awards reflect the expected shares that will vest based on current market estimates. The table assumes no change in the fair value estimate of the subsidiary denominated equity awards from the values used for
GAAP purposes at June 30, 2026.
Exchangeable Senior Notes — The Company has one series of Exchangeable Senior Notes outstanding. In the event of an exchange, the Exchangeable Senior Notes can be settled in cash, shares, or a combination of cash and shares. At the time of the Exchangeable Senior Notes issuance, the Company purchased call options with a strike price equal to the exchange price of the Exchangeable Senior Notes (“Note Hedge”), which can be used to offset the dilution of the Exchangeable Senior Notes. No dilution is reflected in the table above for the Exchangeable Senior
Notes because it is the Company’s intention to settle the Exchangeable Senior Notes with cash equal to the face amount of the notes; any shares issued would be offset by shares received upon exercise of the Note Hedge.
Warrants — At the time of the issuance of the outstanding Exchangeable Senior Notes and the 2026 Exchangeable
Notes, the Company also sold warrants for the number of shares with the strike prices reflected in the table above.
The cash generated from the exercise of the warrants is assumed to be used to repurchase Match Group shares and the resulting net dilution, if any, is reflected in the table above. The warrants expiring on September 15, 2026 related to the 2026 Exchangeable Notes.

Non-GAAP Financial Measures
Match Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and Revenue Excluding Foreign
Exchange Effects, all of which are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). The
Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow measures are among the primary metrics by which we evaluate the performance of our business, on which our internal budget is based and by which management is compensated. Revenue Excluding Foreign Exchange Effects provides a comparable framework for assessing the performance of our business without the effect of exchange rate differences when compared to prior periods. We believe that investors should have access to the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results. Match Group endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the
GAAP and non-GAAP measures, which we describe below. Interim results are not necessarily indicative of the results that may be expected for a full year.
Definitions of Non-GAAP Measures
Adjusted EBITDA is defined as net income attributable to Match Group, Inc. shareholders excluding: (1) net income attributable to noncontrolling interests; (2) income tax provision or benefit; (3) other income (expense), net; (4) interest expense; (5) depreciation; (6) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable and (ii) gains and losses recognized on changes in fair value of contingent consideration arrangements, as applicable; and (7) stock-based compensation expense. We believe Adjusted EBITDA is useful to analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA has certain limitations because it excludes certain expenses.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues. We believe Adjusted EBITDA Margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA Margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.
Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures. We believe Free Cash
Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.
Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.
We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes. In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. We manage our business for cash, and we think it is of utmost importance to maximize cash – but our primary valuation metric is Adjusted EBITDA.
Revenue Excluding Foreign Exchange Effects is calculated by translating current period revenues using prior period exchange rates. The percentage change in Revenue Excluding Foreign Exchange Effects is calculated by determining the change in current period revenues over prior period revenues where current period revenues are translated using prior period exchange rates. We believe the impact of foreign exchange rates on Match Group, due to its global reach, may be an important factor in understanding period over period comparisons if movement in rates is significant. Since our results are reported in U.S. dollars, international revenues are favorably impacted as the U.S. dollar weakens relative to other currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other currencies. We believe the presentation of revenue excluding foreign exchange effects in addition to reported revenue helps improve the ability to understand Match
Group’s performance because it excludes the impact of foreign currency volatility that is not indicative of Match Group’s core operating results.
Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures
Stock-based compensation expense consists principally of expense associated with the grants of RSUs, performance-
based RSUs, and market-based awards. These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method; however, performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). To the extent stock-based awards are settled on a net basis, we remit the required tax-withholding amounts from our current funds.
Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, trade names and technology, are valued and amortized over their estimated lives. Value is also assigned to (i) acquired indefinite-lived intangible assets, which consist of trade names and trademarks, and (ii) goodwill, which are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.
Additional Definitions
Tinder consists of the world-wide activity of the brand Tinder®.
Hinge consists of the world-wide activity of the brand Hinge®.
Everyone Everywhere (“E&E”) consists of the world-wide activity of the brands Match®, Meetic®, OkCupid®, Plenty Of
Fish®, Pairs™, Azar®, BLK®, Chispa™, The League®, Upward®, Salams®, HER™, and other smaller brands.
Retention measures the share of existing users who remain active after 30 days.
Sparks is the number of users engaging in six-way conversations on Tinder in a given week. When presented on a monthly, quarterly or year-to-date basis, Sparks represents the average of the weekly values for the respective period presented.
Sparks Coverage is the percentage of active Tinder users who experience a Spark in a given period and is average Sparks for the period divided by average weekly active users in the period.
Direct Revenue is revenue that is received directly from end users of our services and includes both subscription and à la carte revenue.
Indirect Revenue is revenue that is not received directly from end users of our services, a majority of which is advertising revenue.
Payers are unique users at a brand level in a given month from whom we earned Direct Revenue. When presented as a quarter-to-date or year-to-date value, Payers represents the average of the monthly values for the respective period presented. At a consolidated level and a business unit level to the extent a business unit consists of multiple brands, duplicate Payers may exist when we earn revenue from the same individual at multiple brands in a given month, as we are unable to identify unique individuals across brands in the Match Group portfolio.
Revenue Per Payer (“RPP”) is the average monthly revenue earned from a Payer and is Direct Revenue for a period divided by the Payers in the period, further divided by the number of months in the period.
Daily Active User (“DAU”) is the average daily number of unique registered users at a brand level who has visited the brand’s app or, if applicable, their website in the past seven days as of any given day. When presented on a monthly, quarterly or year-to-date basis, DAU represents the average of the daily DAU values for the respective period presented. At a consolidated level and a business unit level to the extent a business unit consists of multiple brands, duplicate users will exist within DAU when the same individual visits multiple brands in a given day.
Monthly Active User (“MAU”) is a unique registered user at a brand level who has visited the brand’s app or, if applicable, their website in the given month. For measurement periods that span multiple months, the average of each month is used. At a consolidated level and a business unit level to the extent a business unit consists of multiple brands, duplicate users will exist within MAU when the same individual visits multiple brands in a given month.
Leverage on a gross basis is calculated as principal debt balance divided by Adjusted EBITDA for the period referenced.
Leverage on a net basis is calculated as principal debt balance less cash and cash equivalents and short-term investments divided by Adjusted EBITDA for the period referenced.

Other Information
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release and our conference call, which will be held at 5:00 p.m. Eastern Time on August 4, 2026, may contain
“forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are “forward looking statements.” The use of words such as “anticipates,” “estimates,” “expects,”
“plans,” “believes,” “will,” and “would,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: failure to retain existing users or add new users, or if users do not convert to paying users; competition; risks related to our restructuring and reorganization activities;
our ability to attract and retain users through cost-effective marketing efforts; our reliance on a variety of third-party platforms, in particular, mobile app stores; our ability to realize reductions in in-app purchase fees; inappropriate actions by certain of our users could be attributed to us or may not be adequately prevented by us; dependence on our key personnel; volatile global economic conditions; operational and financial risks in connection with acquisitions; impairment charges related to our intangible assets; operations in various international markets, including certain markets in which we have limited experience;
foreign currency exchange rate fluctuations; challenges in measuring our user metrics and other estimates; the limited operating history of our newer brands and services makes it difficult to evaluate our current business and future prospects;
impacts of climate change; the integrity of our and third parties’ systems and infrastructure; cyberattacks on our systems and infrastructure and cyberattacks experienced by third parties; our ability to access, collect, and use personal data about our users; breaches or unauthorized access of personal and confidential or sensitive user information that we maintain and store; challenges with properly managing the use of artificial intelligence; risks related to credit card payments; risks related to our use of “open source” software; complex and evolving U.S., foreign, and international laws and regulations; our ability to protect our intellectual property rights or accusations that we infringe upon the intellectual property rights of others;
adverse outcomes in litigation; risks related to our taxation in multiple jurisdictions; risks related to our indebtedness; and
risks relating to ownership of our common stock. Certain of these and other risks and uncertainties are discussed in Match
Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of this press release. Match Group does not undertake to update these forward-looking statements.
About Match Group
Match Group (NASDAQ: MTCH), through its portfolio companies, is a leading provider of digital technologies designed to help people make meaningful connections. Our global portfolio of brands includes Tinder®, Hinge®,
Match®, Meetic®, OkCupid®, Pairs™, Plenty Of Fish®, Azar®, BLK®, and more, each built to increase our users’
likelihood of connecting with others. Through our trusted brands, we provide tailored services to meet the varying preferences of our users.
Contact Us

Tanny Shelburne Match Group Investor Relations ir@match.com	Match Group Corporate Communications matchgroupPR@match.com

Match Group 8750 North Central Expressway, Suite 1400, Dallas, TX 75231, (214) 576-9352 https://mtch.com